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                                                                     EXHIBIT 5.1


                                                   July 21, 1999

Northway Financial, Inc.
9 Main Street
Berlin, New Hampshire 03570

Ladies and Gentlemen:

         Re:      Registration Statement on Form S-8

         We are familiar with the proceedings taken by Northway Financial, Inc., a New Hampshire corporation (the "Company"), with respect to 175,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Shares") to be offered and sold from time to time pursuant to the Northway Financial, Inc. 1999 Stock Option and Grant Plan, as amended, (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") to effect the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with rendering this opinion, we have examined the Amended and Restated Articles of Incorporation of the Company, the Amended and Restated By-laws of the Company, such records of the corporate proceedings of the Company as we deemed material, the Registration Statement, the Plan, and other such certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Plan and the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion as to any laws other than the laws of the United States of America and the Commonwealth of Massachusetts, and we have rendered this opinion as though Massachusetts law governed the matters covered herein to the extent that such matters are governed by the laws of New Hampshire.

         This opinion is intended solely for your use in the above-described transaction and may not be reproduced or relied upon by any other person for any other purpose without the express written consent of the undersigned.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

         Very truly yours,

         /s/ Goodwin, Procter & Hoar  LLP

         GOODWIN, PROCTER & HOAR  LLP